UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 6, 2007

DOLLAR GENERAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Tennessee	001-11421	61-0502302
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

100 Mission Ridge, Goodlettsville, Tennessee	37072
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:     (615) 855-4000

Not Applicable

  (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On July 6, 2007, Dollar General Corporation, a Tennessee corporation (the “Company”), completed its merger (the “Merger”) with Buck Acquisition Corp. (“Merger Sub”), a wholly owned subsidiary of Buck Holdings, L.P. (“Parent”), pursuant to the terms of the Agreement and Plan of Merger, dated as of March 11, 2007 (the “Merger Agreement”), by and among Parent, Merger Sub and the Company. Parent and Merger Sub are controlled by investment funds affiliated with Kohlberg Kravis Roberts & Co. L.P., GS Capital Partners, an affiliate of Goldman Sachs, Citi Private Equity, and other equity co-investors (collectively, the “Investors”).

Item 1.01.    Entry into a Material Definitive Agreement

1. Senior Secured Term Loan Facility

Overview

On July 6, 2007, in connection with the Merger, the Company entered into a credit agreement and related security and other agreements, with Goldman Sachs Credit Partners L.P., Citigroup Global Markets Inc., Lehman Brothers Inc. and Wachovia Capital Markets, LLC, each as joint lead arranger and joint bookrunner, Citicorp North America, Inc., as administrative agent and collateral agent, Goldman Sachs Credit Partners L.P., as syndication agent, and Lehman Commercial Paper Inc. and Wachovia Bank, National Association, as documentation agents, consisting of a $2,300.0 million senior secured term loan facility (the “Term Loan Credit Facility”). The following is a summary of the material terms of the Term Loan Credit Facility and is qualified in its entirety by reference to the copy of the Term Loan Credit Facility that is filed as Exhibit 4.2 to this Current Report on Form 8-K.

The Term Loan Credit Facility consists of two tranches, one of which is a “first-loss” tranche, which, in certain circumstances, is subordinated in right of payment to the other tranche of the Term Loan Credit Facility.

The Company is the borrower under the Term Loan Credit Facility.

The Term Loan Credit Facility provides that the Company has the right at any time to request up to $325.0 million of incremental commitments under one or more incremental term loan facilities and/or asset-based revolving credit facilities. The lenders under the Term Loan Credit Facility are not under any obligation to provide any such incremental commitments and any such addition of or increase in commitments under the Term Loan Credit Facility will be subject to the Company’s not exceeding certain senior secured leverage ratios and certain other customary conditions precedent. The Company’s ability to obtain extensions of credit under these incremental commitments under the Term Loan Credit Facility is also subject to the same conditions as extensions of credit under the under the Term Loan Credit Facility.

Interest Rate and Fees

Borrowings under the Term Loan Credit Facility bear interest at a rate equal to an applicable margin plus, at the Company’s option, either (a) a LIBOR rate adjusted for certain additional costs or (b) a base rate, in each case plus a spread. The applicable margin for borrowings is 2.75% with respect to LIBOR borrowings and 1.75% with respect to base-rate borrowings.

Prepayments

The credit agreement requires the Company to prepay outstanding term loans, subject to certain exceptions, with:

•
50% of the Company’s annual excess cash flow (as defined in the Term Loan Credit Facility) commencing with the fiscal year ending on or about January 31, 2008 (which percentage will be reduced to 25% and 0% if the Company achieves and maintains a total net leverage ratio of 6.0 to 1.0 and 5.0 to 1.0, respectively);

•	100% of the net cash proceeds of all non-ordinary course asset sales or other dispositions of property in excess of $25.0 million and subject to the Company’s right to reinvest the proceeds; and

•	100% of the net cash proceeds of any incurrence of debt, other than proceeds from debt permitted under the credit agreement.

The foregoing mandatory prepayments will be applied to the Term Loan Credit Facility as directed by the credit agreement.

The Company may voluntarily repay outstanding loans under the Term Loan Credit Facility at any time without premium or penalty, other than customary “breakage” costs with respect to LIBOR loans.

Amortization

Beginning September 30, 2009, the Company is required to repay installments on the loans under the Term Loan Credit Facility in equal quarterly principal amounts in an aggregate amount per annum equal to 1% of the total funded principal amount, with the balance payable on July 6, 2014.

Guarantee and Security

Pursuant to a Guarantee, dated as of July 6, 2007, among the U.S. Guarantors (as defined below) and Citicorp North America, Inc. (filed as Exhibit 4.3 to this Current Report on Form 8-K), all obligations under the Term Loan Credit Facility are unconditionally guaranteed by substantially all of the Company’s existing and future domestic subsidiaries (excluding certain immaterial subsidiaries and certain subsidiaries designated by the Company under the credit agreement as “unrestricted subsidiaries”), referred to, collectively, as U.S. Guarantors.

Pursuant to a Security Agreement and a Pledge Agreement, each dated as of July 6, 2007, each among the Company, the U.S. Guarantors and Citicorp North America, Inc. (filed as Exhibits 4.4 and 4.5, respectively, to this Current Report on Form 8-K), all obligations under the Term Loan Credit Facility and the guarantees of those obligations will be secured by:

•
a second-priority security interest in all existing and after-acquired inventory, accounts receivable, and other assets arising from such inventory and accounts receivable, of the Company and each U.S. Guarantor (the “Revolving Facility Collateral”), subject to certain exceptions;

•
a first priority security interest in, and mortgages on, substantially all of the tangible and intangible assets of the Company and each U.S. Guarantor (other than the Revolving Facility Collateral); and

•
a first-priority pledge of 100% of the capital stock held by the Company, or any of the Company’s domestic subsidiaries that are directly owned by us or one of the U.S. Guarantors and 65% of the voting capital stock of each of the Company’s existing and future foreign subsidiaries that are directly owned by the Company or one of the U.S. Guarantors.

Certain Covenants and Events of Default

The credit agreement contains a number of covenants that, among other things, restrict, subject to certain exceptions, the Company’s ability to:

•	incur additional indebtedness;
•	sell assets;
•	pay dividends and distributions or repurchase the Company’s capital stock;
•	make investments or acquisitions;
•	repay or repurchase subordinated indebtedness (including the senior subordinated notes discussed below) and the senior notes discussed below;

•	amend material agreements governing the Company’s subordinated indebtedness (including the senior subordinated notes discussed below) or the Company’s senior notes discussed below; and

•	change the Company’s lines of business.
The credit agreement for the Term Loan Credit Facility also contains certain customary affirmative covenants and events of default.

Certain Relationships

The lenders or their affiliates have in the past engaged, and may in the future engage, in transactions with and perform services, including commercial banking, financial advisory and investment banking services, for the Company and its affiliates in the ordinary course of business for which they have received or will receive customary fees and expenses. Funds controlled by GS Capital Partners, an affiliate of Goldman, Sachs & Co. indirectly own approximately 20.5% of the shares of the Company after the Merger on a fully diluted basis. Funds managed by Citigroup Private Equity LP, an affiliate of Citigroup Global Markets Inc. and Citigroup North America, Inc. indirectly own approximately 6.8% of the shares of the Company after the Merger on a fully diluted basis. In connection with the Merger, Citigroup Global Markets Inc., Wachovia Capital Markets, LLC, Goldman, Sachs & Co. and Lehman Brothers Inc. have provided financial advisory services to, and will receive financial advisory fees from, the Company, the Investors and their affiliates. Affiliates of the lenders acted as initial purchasers of the notes issued under the Indentures described below and participated in other financing aspects relating to the Merger. Goldman, Sachs & Co. acted as dealer manager for the tender offer for certain indebtedness refinanced in connection with the Merger. Messrs. Adrian Jones and Sumit Rajpal, who have become directors of the Company following the Merger, serve as directors of HealthMarkets, Inc. Mr. Jones also serves as a director of Burger King Holdings, Inc., Education Management Corporation and Signature Hospital, LLC. Mr. Rajpal also serves as a director of USI Holdings Corporation. All such entities are partly or wholly owned by an affiliate of Goldman, Sachs & Co.

2. Senior Secured Asset-Based Revolving Credit Facility

Overview

On July 6, 2007, in connection with the Merger, the Company entered into an ABL credit agreement and related security and other agreements, with Goldman Sachs Credit Partners L.P., Citigroup Global Markets Inc., Lehman Brothers Inc. and Wachovia Capital Markets, LLC, each as joint lead arranger and joint bookrunner, CIT Capital Securities LLC, as lead arranger of the tranche A-1 loan facility, The CIT Group/Business Credit, Inc., as administrative agent, collateral agent, swingline lender and letter of credit issuer, Goldman Sachs Credit Partners L.P., as syndication agent, and Lehman Commercial Paper Inc. and Wachovia Bank, National Association, as documentation agents, consisting of a senior secured asset-based revolving credit facility of up to $1,125.0 million (of which up to $350.0 million will be available for letters of credit), subject to borrowing base availability (the “Asset-Based Credit Facility”). The following is a summary of the material terms of the Asset-Based Credit Facility and is qualified in its entirety by reference to the copy of the Asset-Based Credit Facility that is filed as Exhibit 4.6 to this Current Report on Form 8-K.

The Company is the primary borrower under the Asset Based Credit Facility and, in addition, certain subsidiaries of the Company are designated as borrowers. The Asset Based Credit Facility includes borrowing capacity available for letters of credit and for short-term borrowings referred to as swingline loans.

The Asset Based Credit Facility provides that the Company has the right at any time to request up to $325.0 million of incremental commitments under one or more incremental term loan facilities and/or the Asset Based Credit Facility. The lenders under the Asset Based Credit Facility are not under any obligation to provide any such incremental commitments and any such addition of or increase in commitments under the Asset Based Credit Facility will be subject to the Company’s not exceeding certain senior secured leverage ratios and certain other customary conditions precedent. The Company’s ability to obtain extensions of credit under these incremental commitments under the Asset Based Credit Facility is also subject to the same conditions as extensions of credit under the Asset Based Credit Facility.

The amount from time to time available under the Asset Based Credit Facility (including in respect of letters of credit) shall not exceed the borrowing base. The borrowing base equals the sum of (i) 85% of the net orderly liquidation value of all eligible inventory of the Company and each guarantor thereunder and (ii) 90% of all accounts receivable and credit/debit card receivables of the Company and each co-borrower and each guarantor thereunder, in each case, subject to a reserve equal to the principal amount of the Company 8 5/8% notes due 2010 that remain outstanding at any time on or after the closing date and other customary reserves and eligibility criteria to be agreed. An additional 10% to 12% of the net orderly liquidation value of all eligible inventory of the Company and each guarantor thereunder is made available to the Company in the form of a “last out” tranche in respect of which the Company may borrow up to a maximum amount of $125.0 million. Borrowings under the Asset Based Credit Facility will be incurred first under the “last out” tranche, and no borrowings will be permitted under any other tranche until the “last out” tranche is fully utilized. Repayments of the Asset Based Credit Facility will be applied to the “last out” tranche only after all other tranches have been fully paid down. The borrowings incurred under the “last out” tranche will be at a higher interest rate, as described under “Interest Rate and Fees” below.

Interest Rate and Fees

Borrowings under the Asset Based Credit Facility bear interest at a rate equal to an applicable margin plus, at the Company’s option, either (a) a LIBOR rate adjusted for certain additional costs or (b) a base rate, in each case plus a spread. The initial applicable margin for borrowings (except in the case of the “last out” tranche described above) is 1.50% with respect to LIBOR borrowings and 0.50% with respect to base-rate borrowings and for any “last out” borrowings is 2.25% with respect to LIBOR borrowings and 1.25% with respect to base-rate borrowings. The applicable margins for borrowings under the Asset Based Credit Facility (except in the case of “last out” borrowings) are subject to adjustment each quarter based on average daily excess availability under the Asset Based Credit Facility.

In addition to paying interest on outstanding principal under the Asset Based Credit Facility, the Company is required to pay a commitment fee to the lenders under the Asset Based Credit Facility in respect of the unutilized commitments thereunder. The initial commitment fee rate is 0.375% per annum. The commitment fee rate will be reduced (except with regard to the “last out” tranche) to 0.25% per annum at any time that excess availability under the Asset Based Credit Facility is equal to or less than 50% of the aggregate commitments under the Asset Based Credit Facility. The Company must also pay customary letter of credit fees.

Prepayments

The credit agreement for the Asset Based Credit Facility requires the Company to prepay the Asset Based Credit Facility, subject to certain exceptions, with:

•
100% of the net cash proceeds of all non-ordinary course asset sales or other dispositions of Revolving Facility Collateral (as defined below) in excess of $1.0 million and subject to the Company’s right to reinvest the proceeds; and

•	to the extent such extensions of credit exceed the then current borrowing base (as defined in the credit agreement for the Asset Based Credit Facility).

The Company may voluntarily repay outstanding loans under the Asset Based Credit Facility at any time without premium or penalty, other than customary “breakage” costs with respect to LIBOR loans.

Letters of Credit

$350.0 million of the Company’s Asset Based Credit Facility is available for letters of credit.

Amortization

There is no amortization under the Asset Based Credit Facility. The entire principal amounts (if any) outstanding under the Asset Based Credit Facility are due and payable in full at maturity, on July 6, 2013, on which day the commitments thereunder will terminate.

Security

Pursuant to a Security Agreement, dated as of July 6, 2007, among the Company, the subsidiary borrowers and The CIT Group/Business Credit, Inc. (filed as Exhibit 4.7 to this Current Report on Form 8-K), all obligations under the Asset Based Credit Facility are secured by all existing and after-acquired inventory, accounts receivable, and other assets arising from such inventory and accounts receivable, of the Company and each subsidiary borrower (the “Revolving Facility Collateral”), subject to certain exceptions.

Certain Covenants and Events of Default

The credit agreement contains a number of covenants that, among other things, restrict, subject to certain exceptions, the Company’s ability to:

•	incur additional indebtedness;

•	sell assets;

•	pay dividends and distributions or repurchase the Company’s capital stock;

•	make investments or acquisitions;

•	repay or repurchase subordinated indebtedness (including the senior subordinated notes discussed below) and the senior notes discussed below;

•	amend material agreements governing the Company’s subordinated indebtedness (including the senior subordinated notes discussed below) or the Company’s senior notes discussed below; and

•	change the Company’s lines of business.

Although the Asset Based Credit Facility does not require the Company to comply with any financial ratio maintenance covenants, if it has less than $75.0 million of excess availability under the Asset Based Credit Facility at any time, the Company is not permitted to borrow any additional amounts thereunder unless the Company meets a financial ratio set forth in the Asset Based Credit Facility.

The credit agreement for the Asset Based Credit Facility also contains certain customary affirmative covenants and events of default.

See also “Certain Relationships” under “1. Senior Secured Term Loan Facility” above.

3.	Indentures and Senior Notes due 2015 and Senior Subordinated Toggle Notes due 2017

Overview

On July 6, 2007, Merger Sub issued $1,175,000,000 aggregate principal amount of 10.625% senior notes due 2015 (the “senior notes”), which mature on July 15, 2015 pursuant to an indenture, dated as of July 6, 2007 (the “Senior Indenture”), among the Company, Merger Sub, the guarantors party thereto and Wells Fargo Bank, National Association, as trustee, and $725,000,000 aggregate principal amount of 11.875%/12.625% senior subordinated toggle notes due 2017 (the “senior subordinated notes”), which mature on July 15, 2017, pursuant to an indenture, dated as of July 6, 2007 (the “Senior Subordinated Indenture”), among the Company, Merger Sub, the guarantors party thereto and Wells Fargo Bank, National Association, as trustee. The senior notes and the senior subordinated notes are collectively referred to herein as the “notes.” The Senior Indenture and the Senior Subordinated Indenture are collectively referred to herein as the “indentures.” The following is a summary of the material terms of the indentures and is qualified in its entirety by reference to the copies of the Senior Indenture and the Senior Subordinated Indenture that are filed as Exhibits 4.8 and 4.9, respectively, to this Current Report on Form 8-K.

Interest on the senior subordinated notes will be payable in cash. Interest on the notes is payable on January 15 and July 15 of each year, commencing on January 15, 2008. Cash interest on the senior subordinated notes will accrue at a rate of 11.875% per annum, and PIK interest (as such term is defined below) will accrue at a rate of 12.625% per annum. The initial interest payment on the toggle notes will be payable in cash. For any interest period thereafter through July 15, 2011, the Company may elect to pay interest on the toggle notes (i) in cash, (ii) by increasing the principal amount of the toggle notes or issuing new toggle notes (“PIK interest”) or (iii) by paying interest on half of the principal amount of the toggle notes in cash interest and half in PIK interest. After July 15, 2011, all interest on the toggle notes will be payable in cash.

The following is a brief description of the terms of the notes and the Senior Indenture and Senior Subordinated Indenture.

Ranking

The senior notes are the Company’s senior unsecured obligations and rank senior in right of payment to any future subordinated indebtedness; rank equally in right of payment with all of the Company’s existing and future senior indebtedness; are effectively subordinated to all of the Company’s existing and future secured debt (including obligations under the new credit facilities described above) to the extent of the value of the collateral security such debt; and are structurally subordinated to all existing and future indebtedness and other liabilities of the Company’s non-guarantor subsidiaries (other than indebtedness and liabilities owed to the Company or one of its subsidiary guarantors (as such term is defined below)).

The senior subordinated notes are the Company’s unsecured senior subordinated obligations and are subordinated in right of payment to any existing and future senior debt, including the new credit facilities described above and the senior notes; rank equally in right of payment with all of the Company’s existing and future senior subordinated debt and other obligations that are not expressly made senior by the terms of the senior subordinated notes; are effectively subordinated to all of the Company’s existing and future secured debt (including obligations under the new credit facilities described above) to the extent of the value of the collateral security such debt; and are structurally subordinated to all existing and future indebtedness and other liabilities of the Company’s non-guarantor subsidiaries (other than indebtedness and liabilities owed to the Company or one of its subsidiary guarantors (as such term is defined below)).

Guarantees

The notes are fully and unconditionally guaranteed by each of the Company’s existing and future direct or indirect wholly owned domestic subsidiaries that guarantees the Company’s obligations under its senior secured credit facilities. Such subsidiary guarantors are collectively referred to herein as the “subsidiary guarantors,” and such subsidiary guarantees are collectively referred to herein as the “subsidiary guarantees.”

Each subsidiary guarantee of the senior notes ranks senior in right of payment to all existing and future subordinated indebtedness of the subsidiary guarantor; ranks equally in right of payment with all existing and future senior indebtedness of the subsidiary guarantor; is effectively subordinated in right of payment to all of the applicable subsidiary guarantor’s existing and future secured debt (including the applicable subsidiary guarantor’s guarantee under the new credit facilities described above) to the extent of the value of the collateral securing such indebtedness and is effectively subordinated in right of payment to all existing and future indebtedness and other liabilities of any subsidiary of a subsidiary guarantor that is not also a guarantor of the notes.

Each subsidiary guarantee of the senior subordinated notes will be subordinated in right of payment to all existing and future senior indebtedness of the subsidiary guarantor; ranks equally in right of payment with all existing and future senior subordinated indebtedness of the subsidiary guarantor; is effectively subordinated in right of payment to all of the applicable subsidiary guarantor’s existing and future secured debt (including the applicable subsidiary guarantor’s guarantee under the new credit facilities described above) to the extent of the value of the collateral securing such indebtedness and is effectively subordinated in right of payment to all existing and future indebtedness and other liabilities of any subsidiary of a subsidiary guarantor that is not also a guarantor of the notes. Any subsidiary guarantee of the notes will be released in the event such subsidiary guarantee is released under the senior secured credit facilities.

Optional Redemption

 Senior Notes

At any time prior to July 15, 2011, the Company may redeem all or a part of the senior notes, at a redemption price equal to 100% of the principal amount of the senior notes redeemed plus the greater of (1) 1.0% of the principal amount of the senior notes; and (2) the excess, if any, of (a) the present value at such redemption date of (i) the redemption price of the senior notes at July 15, 2011 (as set forth in the table appearing below), plus (ii) all required interest payments due on the senior notes through July 15, 2011 (excluding accrued but unpaid interest to such redemption date), computed using a discount rate equal to the applicable treasury rate as of such redemption date plus 50 basis points; over (b) the then outstanding principal amount of the senior notes (as of, and plus accrued and unpaid interest and additional interest, if any, to, the date of redemption), subject to the rights of holders of senior notes on the relevant record date to receive interest due on the relevant interest payment date.

On and after July 15, 2011, the Company may redeem the senior notes, in whole or in part, at the redemption prices (expressed as percentages of the principal amount of the senior notes to be redeemed) set forth below, plus accrued and unpaid interest thereon and additional interest, if any, to the applicable redemption date, subject to the right of holders of senior notes of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve month period beginning on July 15 of each of the years indicated below:

Year	Percentage
2011	105.313%
2012	102.656%
2013 and thereafter	100.000%

In addition, until July 15, 2010, the Company may, at its option, on one or more occasions redeem up to 35% of the aggregate principal amount of senior notes at a redemption price equal to 110.625% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon and special interest, if any, to the applicable redemption date, subject to the right of holders of senior notes of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more equity offerings; provided that at least 50% of the sum of the original aggregate principal amount of senior notes issued under the Senior Indenture and the original principal amount of any additional notes that are senior notes issued under the Senior Indenture after the issue date remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of each such equity offering.

 Senior Subordinated Notes

At any time prior to July 15, 2012, the Company may redeem all or a part of the senior subordinated notes, at a redemption price equal to 100% of the principal amount of the senior subordinated notes redeemed plus the greater of (1) 1.0% of the principal amount of the senior subordinated notes; and (2) the excess, if any, of (a) the present value at such redemption date of (i) the redemption price of the senior subordinated notes at July 15, 2012 (as set forth in the table appearing below), plus (ii) all required interest payments due on the senior subordinated notes through July 15, 2012 (excluding accrued but unpaid interest to such redemption date), computed using a discount rate equal to the applicable treasury rate as of such redemption date plus 50 basis points; over (b) the then outstanding principal amount of the senior subordinated notes (as of, and plus accrued and unpaid interest and additional interest, if any, to, the date of redemption), subject to the rights of holders of senior subordinated notes on the relevant record date to receive interest due on the relevant interest payment date.

On and after July 15, 2012, the Company may redeem the senior subordinated notes, in whole or in part, at the redemption prices (expressed as percentages of the principal amount of the senior subordinated notes to be redeemed) set forth below, plus accrued and unpaid interest thereon and additional interest, if any, to the applicable redemption date, subject to the right of holders of senior subordinated notes of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve month period beginning on July 15 of each of the years indicated below:

Year	Percentage
2012	105.938%
2013	102.958%
2014	101.979%
2015 and thereafter	100.000%

In addition, until July 15, 2010, the Company may, at its option, on one or more occasions redeem up to 35% of the aggregate principal amount of senior subordinated notes at a redemption price equal to 111.875% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon and special interest, if any, to the applicable redemption date, subject to the right of holders of senior subordinated notes of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more equity offerings; provided that at least 50% of the sum of the original aggregate principal amount of senior subordinated notes issued under the Senior Subordinated Indenture and the original principal amount of any additional notes that are senior subordinated notes issued under the Senior Subordinated Indenture after the issue date remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of each such equity offering.

Change of Control

Upon the occurrence of a change of control, which is defined in the Indentures each holder of the notes has the right to require the Company to repurchase some or all of such holder’s notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the repurchase date.

Covenants

The Indentures contain covenants limiting, among other things, the Company’s ability and the ability of its restricted subsidiaries to (subject to certain exceptions):

•	incur additional debt, issue disqualified stock or issue certain preferred stock;

•	pay dividends on or make certain distributions and other restricted payments;

•	create certain liens or encumbrances;

•	sell assets;

•	enter into transactions with affiliates;

•	limit ability of restricted subsidiaries to make payments to the Company;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of the Company’s assets; and

•	designate the Company’s subsidiaries as unrestricted subsidiaries.

Events of Default

The Indentures also provide for events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the notes to become or to be declared due and payable.

See also “Certain Relationships” under “1. Senior Secured Term Loan Facility” above.

4.	Registration Rights Agreement

On July 6, 2007, Merger Sub, the Company and the subsidiary guarantors entered into a registration rights agreement with respect to the notes with Goldman, Sachs & Co., Citigroup Global Markets Inc., Wachovia Capital Markets, LLC, and Lehman Brothers Inc., as initial purchasers of the notes (the “Initial Purchasers”). The following is a summary of the material terms of the registration rights agreement and is qualified in its entirety by reference to the copy of the registration rights agreement that is filed as Exhibit 4.10 to this Current Report on Form 8-K. In the registration rights agreement, the Company has agreed that it will use its commercially reasonable efforts to register with the Securities and Exchange Commission notes having substantially identical terms as the senior notes and notes having substantially identical terms as the senior subordinated notes as part of offers to exchange freely tradable exchange notes for each such series of notes.

The Company is required to use its commercially reasonable efforts to cause the exchange offer to be completed or, if required, to have one or more shelf registration statements declared effective, within 270 days after the issue date of each of the notes.

If the Company fails to meet this target (a “registration default”), the annual interest rate on the applicable series of notes will increase by 0.25%. The annual interest rate on the applicable series of notes will increase by an additional 0.25% for each subsequent 90-day period during which the registration default continues, up to a maximum additional interest rate of 1.0% per year over the applicable interest rate described above. If the registration default is corrected, the applicable interest rate on such notes will revert to the original level.

 See also “Certain Relationships” under “1. Senior Secured Term Loan Facility” above.

5.	David Beré Employment Agreement

On July 6, 2007, the Company entered into an employment agreement with David L. Beré to serve as interim Chief Executive Officer until the earlier of (i) the Company’s appointment of a new Chief Executive Officer or (ii) December 31, 2007. The employment agreement may be extended by mutual agreement of the parties for a period of three months following the date such new chief executive officer’s employment with the Company commences and may also be extended to provide for Mr. Beré ’s services as President and Chief Operating Officer. Mr. Beré has also elected to participate in the Company’s newly established 2007 Stock Incentive Plan for Key Employees of Dollar General Corporation and its Affiliates; the information set forth in Section 6 of Item 1.01 is incorporated by reference into this Section 5.

Mr. Beré’s annual base salary will be subject to discretionary annual increases upon review by the Board of Directors, and Mr. Beré will be eligible to earn an annual bonus as a percentage of his base salary with respect to each fiscal year, based upon the achievement of annual performance targets established by the Board of Directors. With respect to the 2007 fiscal year, so long as Mr. Beré remains employed through the date required under the Bonus Plan to receive payment of a bonus thereunder, Mr. Beré is eligible to earn (i) a threshold bonus; (ii) a target bonus; or (iii) a maximum bonus, all defined as a percentage of base salary, payable in each case in accordance with the terms of the Bonus Plan and based on the achievement of certain annual performance targets.

If the term of employment extends beyond the initial term, but not beyond the end of fiscal year 2008, whether or not Mr. Beré remains employed through the relevant date required under the Bonus Plan to receive payments thereunder, the Company will provide Mr. Beré with annual bonus opportunities in 2008 that are consistent with those applicable to the 2007 fiscal year, pro rated for the number of months that the term of Mr. Beré’s employment extends into fiscal year 2008 relative to 12 months. If the term extends beyond fiscal year 2008, Mr. Beré shall be eligible for incentive compensation as determined under the Bonus Plan for officers of the Company, based on criteria established by the Board of Directors.

If Mr. Beré's employment is terminated by the Company without “cause” (as defined in the agreement) or by Mr. Beré for “good reason” (as defined in the agreement), Mr. Beré would, subject to compliance with certain confidentiality, non-competition and non-solicitation covenants contained in the agreement and execution of a general release of claims on behalf of the Company, be (i) entitled to the accrued rights under the Bonus Plan; (ii) an amount equal to the product of (x) two times Mr. Beré's base salary in effect immediately prior to July 6, 2007, plus (y) two times the amount of Mr. Beré’s annual target bonus amount Mr. Beré was eligible to earn under the Bonus Plan as in effect immediately prior to July 6, 2007; and (iii) a lump sum payment in an amount equal to two times the annual contribution made by the Company for Mr. Beré’s participation in Company’s benefit programs, as defined in the agreement.

6.	2007 Stock Incentive Plan for Key Employees of Dollar General Corporation and its Affiliates

In connection with the Merger, the Company established the Dollar General Corporation 2007 Stock Incentive Plan (the “Plan”). The Plan is designed to promote the long term financial interests and growth of the Company and its subsidiaries by attracting and retaining management and other personnel and key service providers with the training, experience and ability to enable them to make a substantial contribution to the success of the Company’s business, motivate management personnel by means of growth-related incentives to achieve long range goals and further the alignment of interests of participants with those of the stockholders of the Company through opportunities for increased stock, or stock-based ownership in the Company.

The Plan permits the granting of awards covering 4% of the fully diluted equity of the Company immediately after consummation of the Merger. A portion of the options under the Plan will vest solely based upon continued employment over a specific period of time (“Time Vesting Options”), and a portion of the options will vest based both upon continued employment over a specific period of time and upon the achievement of predetermined performance targets over time (“Performance Vesting Options”). Options under the Plan will be awarded pursuant to a Stock Option Agreement with the Company (the “Option Agreement”). A substantial majority of the options will have an exercise price which is the equivalent of $5.00 per share. The Named Executive Officers, David Beré, David Tehle, Beryl Buley, Kathleen Guion, and Challis Lowe have been awarded options of 2,250,000; 1,100,000; 875,000; 875,000; and 675,000, respectively.

7.	Management and Indemnity Agreements

On July 6, 2007, upon consummation of the Merger, certain affiliates of the Investors entered into a management agreement and an indemnity agreement with the Company. Pursuant to the management agreement, such entities are entitled to receive an aggregate annual management fee of $5 million, which amount will increase 5% annually, and reimbursement of out-of-pocket expenses incurred in connection with the provision of services pursuant to the agreement. The management agreement will continue in effect from year to year, unless terminated upon a change of control of the Company or in connection with an initial public offering of the Company or if the parties mutually agree to terminate the agreement. In addition, pursuant to the management agreement, such entities also received aggregate transaction fees of $75 million in connection with certain services provided in connection with the Merger and related transactions. In addition,the management agreement provides that these entities will be entitled to receive a fee equal to 1% of the gross transaction value in connection with certain subsequent financing, acquisition, disposition, and change of control transactions, as well as a termination fee based on the net present value of future payment obligations under the management agreement in the event of an initial public offering or under certain other circumstances. Pursuant to the terms of the indemnity agreement, the Company has agreed to customary exculpation and indemnification provisions in favor of these entities and their affiliates.

8.	Rollover Agreements

In connection with the Merger, certain members of management entered into agreements with the Company and/or Parent, pursuant to which they elected to invest in the Company, as the surviving corporation in the Merger, through a cash investment, a rollover of employee stock options, a rollover of shares of common stock of the Company, or a combination thereof.

9.	Stockholder Agreements

In connection with the Merger, certain members of management entered into stockholder agreements with the Company. The stockholder agreements, among other things, contain agreements among the parties with respect to restrictions on the transfer of the shares, including tag along rights, drag along rights, registration rights (including customary indemnification provisions) and call options and put options.

10. Supplemental Indenture

      As previously disclosed, Merger Sub received the requisite consents to the proposed amendments to the indenture pursuant to which the Company’s 8 5/8% Notes due June 15, 2010 were issued. On July 7, 2006, a supplemental indenture to effect such amendments was executed and delivered. The amendments contained in the supplemental indenture have now become operative upon the Company’s purchase of the tendered notes, which occurred on July 7, 2006. The amendments contained in the supplemental indenture eliminate substantially all of the restrictive covenants contained in that indenture. The foregoing summary of the supplemental indenture is qualified in its entirety by reference to the copy of the supplemental indenture that is filed as Exhibit 4.11 to this Current Report on Form 8-K.

Item 1.02.    Termination of a Material Definitive Agreement.

1. Existing Senior Secured Credit Facilities

In connection with the Merger, on July 6, 2007, the Company repaid in full all outstanding term loans and revolving loans, together with interest and all other amounts due in connection with such repayment, under the Seconded Amended and Restated Credit Agreement, dated as of June 28, 2006, by and among, the Company, the lenders from time to time parties thereto, SunTrust Bank, Bank of America, N.A., Keybank National Association, Regions Bank and U.S. Bank National Association, (filed as an exhibit to the Company’s Current Report on Form 8-K dated June 28, 2006 and filed July 3, 2006), as amended by the First Amendment to Second Amended and Restated Revolving Credit Agreement, dated as of December 8, 2006, by and among Dollar General Corporation, the lenders from time to time parties thereto, SunTrust Bank, Bank of America, N.A., Keybank National Association, Regions Bank and U.S. Bank National Association (filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended February 2, 2007) . In addition, in connection with the Merger, commercial letters of credit totaling $143,743,672.70 issued by Bank of America, N.A., LaSalle Bank National Association and US Bank National Association, and standby letters of credit totaling $40,692,000 issued by Bank of America, N.A., SunTrust Bank (as Issuing Bank and Administrative Agent under the Amended and Restated Revolving Credit Agreement dated June

30, 2004) and Regions Bank, will be terminated and replaced by new letters of credit under the Asset Based Credit Facility on July 6, 2007.

2.  David Perdue Employment Agreement

As previously disclosed, the Company's Chairman and Chief Executive Officer, David Perdue, resigned effective upon consummation of the Merger on July 6, 2007. Mr. Perdue's employment under the terms of his employment agreement with the Company was terminated pursuant to such resignation. Mr. Perdue had been employed with the Company pursuant to an Amended and Restated Employment Agreement, effective as of September 18, 2006, by and between the Company and Mr. Perdue (filed as an exhibit to the Company’s Current Report on Form 8-K dated September 18, 2006 and filed September 19, 2006 and incorporated herein by this reference). The Company and Mr. Perdue have agreed to treat Mr. Perdue's resignation as being for “Good Reason” (as defined in Mr. Perdue's employment agreement). Upon his execution of a release, Mr. Perdue will be entitled to certain severance payments and benefits which are triggered by a resignation for Good Reason under his employment agreement, subject to Mr. Perdue's continued compliance with certain terms of the employment agreement (including certain restrictive covenants set forth therein). He will also be entitled to payments under a supplemental executive retirement plan (filed as an exhibit to the Company’s Current Report on Form 8-K dated and filed January 25, 2006 and incorporated herein by this reference).

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Sections 1, 2 and 3 of Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.03.    Material Modification to Rights of Security Holders.

The information set forth in Sections 1, 2, 3, and 4 of Item 1.01. and Item 5.03. is incorporated by reference into this Item 3.03.

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

In connection with the consummation of the Merger and pursuant to the terms of the Merger Agreement, each of our directors (other than David Beré) who was a member of our Board of Directors immediately prior to the Merger has either resigned or been removed, and has been replaced with the members of the Board of Directors of Merger Sub. Accordingly, our new Board of Directors is comprised of the following individuals: Michael Calbert, a member of Kohlberg Kravis Roberts & Co. L.P., Raj Agrawal, a principal of Kohlberg Kravis Roberts & Co., L.P., Adrian Jones, a managing director of Goldman, Sachs & Co., and Sumit Rajpal, a vice president of Goldman, Sachs & Co. In addition, David Beré will continue to serve as a director of the Company.

As a result of their respective positions with affiliates of the Investors, one or more of the directors may be deemed to have an indirect material interest in the Management Agreement and Indemnity Agreement, each of which was entered into by the Company on July 6, 2007, and the information set forth in Section 7 of Item 1.01 is accordingly incorporated by reference into this Item 5.02.

In connection with the consummation of the Merger, the Company’s Chairman and Chief Executive Officer, David A. Perdue has resigned and David Beré, the Company’s President and

Chief Operating Officer, has been appointed the interim Chief Executive Officer, effective as of July 6, 2007, while a search for a new Chief Executive Officer is undertaken.

The Company has, in connection with Mr. Beré’s appointment as interim Chief Executive Officer, entered into an amended and restated employment agreement with Mr. Beré. In addition, Mr. Beré has, in connection with the consummation of the Merger, rolled options or equity stock to acquire common stock of the surviving corporation and has entered into a stockholder agreement with the Company. He will also, along with the Company’s other executive officers and certain other employees, participate in the Plan. The information set forth in Sections 5, 6, 8 and 9 of Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 5.03.    Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year

In connection with the consummation of the Merger, the Company’s charter and by-laws were amended and restated, effective July 6, 2007, so that they read in the form attached as an exhibit to the Merger Agreement, in the case of the charter, and, with respect to the by-laws, in their entirety as the by-laws of Merger Sub read immediately prior to the effective time of the Merger in accordance with the Merger Agreement. Copies of the Company’s Amended and Restated Charter and Amended and Restated By-laws of the Company are attached as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

 (d) Exhibits.

See the Index of Exhibits that immediately follows the signature page to this Current Report on Form 8-K, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                   DOLLAR GENERAL CORPORATION

                         By:            /s/ Susan S. Lanigan
                      Name: Susan S. Lanigan
                                                       Title:    Executive Vice President and General Counsel

Date: July 12, 2007

INDEX OF EXHIBITS

Number	Exhibit

3.1	Amended and Restated Certificate of Incorporation of the Company
3.2	Amended and Restated By-laws of the Company
4.1
Tenth Supplemental Indenture, dated July 6, 2007, among the Company, the subsidiary guarantors named therein and U.S. Bank National Association (successor to Wachovia Bank, National Association, formerly known as First Union National Bank).

4.2
Credit Agreement, dated as of July 6, 2007, among Dollar General Corporation, as Borrower, Citigroup North America, Inc., as Administrative Agent, and the other lending institutions form time to time party thereto.

4.3	Guarantee, dated as of July 6, 2007, by certain domestic subsidiaries of Dollar General Corporation, as Guarantors.
4.4
Security Agreement, dated as of July 6, 2007, among Dollar General Corporation and certain domestic subsidiaries of Dollar General Corporation, as Grantors, and Citigroup North America, Inc., as Collateral Agent.

4.5
Pledge Agreement, dated as of July 6, 2007, among Dollar General Corporation and certain domestic subsidiaries of Dollar General Corporation, as Pledgors, and Citigroup North America, Inc., as Collateral Agent.

4.6
ABL Credit Agreement, dated as of July 6, 2007, among Dollar General Corporation, as Parent Borrower, certain domestic subsidiaries of Dollar General Corporation, as Subsidiary Borrowers, The CIT Group/Business Credit, Inc., as ABL Administrative Agent, and the other lending institutions form time to time party thereto.

4.7
ABL Security Agreement, dated as of July 6, 2007, among Dollar General Corporation and certain domestic subsidiaries of Dollar General Corporation, as Grantors, and The CIT Group/Business Credit, Inc., as ABL Collateral Agent.

4.8	Senior Indenture, dated July 6, 2006, among Buck Acquisition Corp., Dollar General Corporation, the guarantors named therein and Well Fargo Bank, N.A., as Trustee.
4.9	Senior Subordinated Indenture, dated July 6, 2006, among Buck Acquisition Corp., Dollar General Corporation, the guarantors named therein and Well Fargo Bank, N.A., as Trustee.
4.10	Registration Rights Agreement, dated July 6, 2006, among Buck Acquisition Corp., Dollar General Corporation, the guarantors named therein and the initial purchasers named therein.
4.11	Form of 10.625% Senior Notes due 2015 (included in Exhibit 4.8)
4.12	Form of 11.875% / 12.625% Senior Subordinated Toggle Notes (included in Exhibit 4.9)
10.1	Amended and Restated Employment Agreement, dated July 6, 2007, by and between Dollar General Corporation and David Beré.